Exhibit 99.1

CyrusOne Inc. Closes Public Offering of Common Stock

DALLAS  —  March 21, 2016  —  CyrusOne Inc. (NASDAQ:CONE) (“CyrusOne”) has closed a public offering of 6,900,000 shares of its common stock, which included 900,000 shares of common stock sold pursuant to the option granted to the underwriters by CyrusOne, which was exercised prior to the closing, at a price to the public of $38.50 per share.

Goldman, Sachs & Co., Barclays, Morgan Stanley, J.P. Morgan, KeyBanc Capital Markets and Stifel acted as joint-bookrunners for the offering. Deutsche Bank Securities, Raymond James, RBC Capital Markets, SunTrust Robinson Humphrey and TD Securities acted as lead managers for the offering.

CyrusOne contributed, directly and indirectly, the net proceeds from the offering to its operating partnership, CyrusOne LP (the “Operating Partnership”), in exchange for 6,900,000 newly issued common units of limited partnership interests in the Operating Partnership. The Operating Partnership is expected to use such proceeds to finance, in part, its previously announced acquisition (the “Acquisition”) of certain property in Aurora, Illinois from CME Group Inc., to pay fees and expenses related to the Acquisition, to fund capital expenditures related to recently signed leases, to repay outstanding indebtedness under its revolving credit facility and for general corporate purposes. In the event the Operating Partnership does not consummate the Acquisition, it is expected to use such proceeds to fund capital expenditures related to recently signed leases, to repay outstanding indebtedness under its revolving credit facility and for general corporate purposes.

The shares were offered pursuant to a shelf registration statement that has been declared effective by the Securities and Exchange Commission (“SEC”). The offering was made only by means of a prospectus supplement and accompanying prospectus. The final prospectus supplement and accompanying prospectus related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A copy of the final prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Prospectus Department, by calling (866) 471-2526 or by emailing prospectus-ny@ny.email.gs.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155, Long Island Avenue, Edgewood, New York 11717, by calling (888) 603-5847 or by emailing Barclaysprospectus@broadridge.com; Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Department, by calling (866) 803-9204; KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Attention: Prospectus Delivery Department, by calling (800) 859-1783; or Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor Baltimore, Maryland 21202, Attention: Prospectus Department, by calling (855) 300-7136 or by emailing syndprospectus@stifel.com.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CyrusOne

CyrusOne (NASDAQ:CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 940 customers, including nine of the Fortune 20 and 173 of the Fortune 1000 companies.

CyrusOne’s data center offerings provide the flexibility, reliability and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management and service delivery throughout its more than 30 data centers worldwide.

Safe Harbor

This release contains forward-looking statements regarding future events and CyrusOne’s future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which CyrusOne operates and the beliefs and assumptions of its management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of CyrusOne’s future financial performance, its anticipated growth and trends in its businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause CyrusOne’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents CyrusOne files with the SEC. More information on potential risks and uncertainties is available in CyrusOne’s recent filings with the SEC, including CyrusOne’s Form 10-K and Form 8-K reports and its registration statement (No. 333-194771 on Form S-3). Actual results may differ materially and adversely from those expressed in any forward-looking statements. CyrusOne undertakes no obligation to revise or update any forward-looking statements for any reason.

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Contacts

CyrusOne Inc.

Investor Relations

Michael Schafer

972-350-0060

investorrelations@cyrusone.com

or

Media

Jacob Smith

513-671-3811

cyrusone@gyro.com